PRESS RELEASE

CooperCompanies Announces Second Quarter 2020 Results

San Ramon, Calif., June 4, 2020 — CooperCompanies (NYSE: COO) today announced financial results for the fiscal second quarter ended April 30, 2020.

•	Revenue decreased 20% year-over-year to $524.9 million. CooperVision (CVI) revenue down 17% to $402.2 million, and CooperSurgical (CSI) revenue down 28% to $122.7 million.

•	GAAP diluted earnings per share $0.23, down $2.22 or 91% from last year's second quarter.

•	Non-GAAP diluted earnings per share $1.51, down $1.43 or 48% from last year's second quarter. See "Reconciliation of GAAP Results to Non-GAAP Results" below.

Commenting on the results, Albert White, Cooper’s president and chief executive officer said, "The COVID-19 pandemic created unprecedented challenges and I’m extremely proud of our more than 12,000 employees and their level of commitment and dedication to our business, their communities and their families during this time.  They’ve enabled us to keep our businesses running strong so we can continue supporting our customers and partners around the world.  Because of them, we are well positioned to come out of this a stronger and more dynamic company."

Second Quarter Operating Results

•	Revenue $524.9 million, down 20% from last year’s second quarter, down 18% in constant currency.

•	Gross margin 62% compared with 66% in last year’s second quarter. On a non-GAAP basis, gross margin was 66%, down from 67% last year driven by sales and product mix.

•
Operating margin 5% compared with 22% in last year’s second quarter. On a non-GAAP basis, operating margin was 17%, down from 27% last year driven by the decline in gross margins combined with heightened operating expenses as a percent of sales.

•
Interest expense $12.8 million compared with $18.5 million in last year's second quarter. On a non-GAAP basis, interest expense was $8.8 million compared with $18.5 million last year driven by lower interest rates.

•	Total debt outstanding at the end of the quarter was $1,899.3 million with quarter-end cash and cash equivalents of $79.8 million. Adjusted leverage ratio (net debt over adjusted EBITDA) of 2.18x.

•	Cash provided by operations $25.8 million offset by capital expenditures $89.3 million resulted in negative free cash flow of $63.5 million.

Second Quarter CooperVision (CVI) Operating Results

•	Revenue $402.2 million, down 17% from last year’s second quarter, down 15% in constant currency.

•	Revenue by category:

				Constant Currency
	(In millions)	% of CVI Revenue	%chg	%chg
	2Q20	2Q20	y/y	y/y
Toric	$133.6	33%	(14)%	(13)%
Multifocal	45.1	11%	(9)%	(7)%
Single-use sphere	116.1	29%	(14)%	(13)%
Non single-use sphere, other	107.4	27%	(25)%	(24)%
Total	$402.2	100%	(17)%	(15)%
•Revenue by geography:

				Constant Currency
	(In millions)	% of CVI Revenue	%chg	%chg
	2Q20	2Q20	y/y	y/y
Americas	$149.6	38%	(23)%	(22)%
EMEA	154.1	38%	(15)%	(11)%
Asia Pacific	98.5	24%	(10)%	(10)%
Total	$402.2	100%	(17)%	(15)%

•	Gross margin 62% compared with 66% in last year’s second quarter. On a non-GAAP basis, gross margin was 66%, compared with 66% last year.

Second Quarter CooperSurgical (CSI) Operating Results

•	Revenue $122.7 million, down 28% from last year's second quarter, down 27% in constant currency.

•	Revenue by category:

				Constant Currency
	(In millions)	% of CSI Revenue	%chg	%chg
	2Q20	2Q20	y/y	y/y
Office and surgical products	$69.6	57%	(34)%	(34)%
Fertility	53.1	43%	(17)%	(15)%
Total	$122.7	100%	(28)%	(27)%

•	Gross margin 61% compared with 67% in last year’s second quarter. On a non-GAAP basis, gross margin was 65%, down from 70% last year driven by sales and product mix.

Other

•
In fiscal Q2 2020, the company repurchased $47.8 million of common stock, roughly 160.8 thousand shares, under the existing share repurchase program at an average share price of $296.88. The program has $359.7 million of remaining availability and no expiration date.

Fiscal Year 2020 Guidance
Given the uncertainty on near-term financial results caused by the COVID-19 pandemic, the company is no longer providing fiscal year 2020 guidance.

Reconciliation of GAAP Results to Non-GAAP Results
To supplement our financial results presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:

•	We exclude the effect of amortization and impairment of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions. Impairment of intangible assets is a non-recurring cost.

•
We exclude the effect of acquisition and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition and integration expenses include direct effects of acquisition accounting, such as inventory fair value step-up and items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.

•
We exclude other exceptional or unusual charges or expenses and gains or income.  These can be variable and difficult to predict, such as certain litigation expenses and product transition costs, and are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

•
We report revenue growth using the non-GAAP financial measure of constant currency so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year.

•
We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash that is available to grow the business, make strategic acquisitions, repay debt, buyback common stock or to fund the dividend. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.

•
We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended April 30,
	2020			2020	2019			2019
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$201.4	$(22.1)	A	$179.3	$221.7	$(7.6)	A	$214.1
Operating expense excluding amortization and gain on sale of an intangible	$261.0	$(6.7)	B	$254.3	$267.8	$(5.1)	B	$262.7
Amortization of intangibles	$33.9	$(33.9)	C	$—	$36.9	$(36.9)	C	$—
Gain on sale of an intangible	$—	$—		$—	$(19.0)	$19.0	D	$—
Interest expense	$12.8	$(4.0)	E	$8.8	$18.5	$—		$18.5
Other expense, net	$6.8	$(4.3)	F	$2.5	$0.3	$—		$0.3
(Benefit) provision for income taxes	$(2.5)	$7.5	G	$5.0	$5.7	$6.3	G	$12.0
Diluted earnings per share	$0.23	$1.28		$1.51	$2.45	$0.49		$2.94
Weighted average diluted shares used	49.6			49.6	50.0			50.0

A
Fiscal 2020 GAAP cost of sales includes $22.1 million primarily related to COVID-19 and other manufacturing related costs, resulting in fiscal 2020 GAAP gross margin of 62% as compared to fiscal 2020 non-GAAP gross margin of 66%. Fiscal 2019 GAAP cost of sales includes $7.6 million of costs primarily related to acquisitions, integration and other manufacturing related costs, resulting in fiscal 2019 GAAP gross margin of 66% as compared to fiscal 2019 non-GAAP gross margins of 67%.

B
Fiscal 2020 GAAP operating expense comprised of $6.7 million primarily related to CooperSurgical's integration activities and European Medical Devices Regulation (MDR) implementation costs. Fiscal 2019 GAAP operating expense comprised of $5.1 million primarily related to integration activities in CooperSurgical and CooperVision.

C	Amortization expense was $33.9 million and $36.9 million for the fiscal 2020 and 2019 periods, respectively.
D
Fiscal 2019 gain on sale of an intangible asset relates to a gain recognized in CooperSurgical on the sale of an exclusive distribution right of Filshie Clip System. Items A, B, C and D resulted in fiscal 2020 GAAP operating margin of 5% as compared to fiscal 2020 non-GAAP operating margin of 17%, and fiscal 2019 GAAP operating margin of 22% as compared to fiscal 2019 non-GAAP operating margin of 27%.

E	Fiscal 2020 interest expense includes $4.0 million pertaining to the write-off of debt issuance costs related to the repayment and refinancing of the 2016 revolving credit facility and 2017 Term Loan.
F	Fiscal 2020 other expense, net includes $4.3 million of expenses on certain minority investments.
G	Fiscal 2020 and 2019 amounts represent the net change in the (benefit) provision for income taxes that arise from the impact of the above adjustments.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Six Months Ended April 30,
	2020			2020	2019			2019
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$421.1	$(30.6)	A	$390.5	$431.3	$(13.0)	A	$418.3
Operating expense excluding amortization and gain on sale of an intangible	$541.5	$(14.3)	B	$527.2	$538.8	$(17.0)	B	$521.8
Amortization of intangibles	$68.8	$(68.8)	C	$—	$73.5	$(73.5)	C	$—
Gain on sale of an intangible	$—	$—		$—	$(19.0)	$19.0	D	$—
Interest expense	$24.4	$(4.0)	E	$20.4	$36.6	$—		$36.6
Other expense (income), net	$8.9	$(4.3)	F	$4.6	$(0.7)	$—		$(0.7)
Provision (benefit) for income taxes	$4.4	$15.1	G	$19.5	$(3.6)	$19.4	G	$15.8
Diluted earnings per share	$2.05	$2.15		$4.20	$4.52	$1.30		$5.82
Weighted average diluted shares used	49.7			49.7	49.9			49.9

A
Fiscal 2020 GAAP cost of sales includes $30.6 million primarily related to COVID-19 and other manufacturing related costs, resulting in fiscal 2020 GAAP gross margin of 64% as compared to fiscal 2020 non-GAAP gross margin of 67%. Fiscal 2019 GAAP cost of sales includes $13.0 million of costs primarily related to acquisitions, integration and other manufacturing related costs, resulting in fiscal 2019 GAAP gross margin of 66%, as compared to fiscal 2019 non-GAAP gross margin of 67%.

B
Fiscal 2020 GAAP operating expense comprised of $14.3 million primarily related to CooperSurgical's integration activities and European Medical Devices Regulation (MDR) implementation costs. Fiscal 2019 GAAP operating expense comprised of $17.0 million in charges primarily related to acquisition and integration activities in CooperSurgical and CooperVision.

C	Amortization expense was $68.8 million and $73.5 million for the fiscal 2020 and 2019 periods, respectively.
D
Fiscal 2019 gain on sale of an intangible asset relates to a gain recognized in CooperSurgical on the sale of an exclusive distribution right of Filshie Clip System. Items A, B, C and D resulted in fiscal 2020 GAAP operating margin of 12% as compared to fiscal 2020 non-GAAP operating margin of 22%, and fiscal 2019 GAAP operating margin of 20% as compared to fiscal 2019 non-GAAP operating margin of 27%.

E	Fiscal 2020 interest expense includes $4.0 million pertaining to the write-off of debt issuance costs related to the repayment and refinancing of the 2016 revolving credit facility and 2017 Term Loan.
F	Fiscal 2020 other expense, net includes $4.3 million of expenses on certain minority investments.
G	Fiscal 2020 and 2019 amounts represent the net change in the provision (benefit) for income taxes that arise from the impact of the above adjustments.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss its fiscal second quarter 2020 results and current corporate developments. The live dial-in number for the call is 855-643-4430 (U.S.) / 707-294-1332 (International). The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the "Investor Relations" section of the CooperCompanies website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on June 4, 2020 through June 11, 2020. To hear this recording, dial 855-859-2056 (U.S.) / 404-537-3406 (International) and enter code 7638545.

About CooperCompanies
CooperCompanies ("Cooper") is a global medical device company publicly traded on the NYSE (NYSE:COO). Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of women, babies and families with its diversified portfolio of products and services focusing on medical devices and fertility & genomics. Headquartered in San Ramon, Calif., Cooper has a workforce of more than 12,000 with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements of which are other than statements of historical fact, including all statements regarding the expected impact of the ongoing COVID-19 pandemic on our business; and statements regarding acquisitions including the acquired companies’ financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and the acquired entities’ future expenses, sales and diluted earnings per share are forward-looking. In addition, all statements regarding anticipated growth in our revenue, anticipated effects of any product recalls, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition are forward-looking.  To identify these statements look for words like "believes," "outlook," "probable," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases.  Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: the effects of the ongoing COVID-19 pandemic and related economic disruptions and new governmental regulations on our business, results of operations, cash flow and financial condition, including but not limited to the potential impact on our sales, operations and supply chain; adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries, that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, the ongoing COVID-19 pandemic, and escalating global trade barriers including additional tariffs, by countries such as China; adverse changes in global political and economic conditions, and related uncertainty caused by the United Kingdom's withdrawal from the European Union and its potential impact on, among other things, the movement of goods and materials in our supply chain, additional regulatory approvals and requirements, and increased tariffs and duties; changes in tax laws or their interpretation and changes in statutory tax rates, including but not limited to, the U.S., the United Kingdom and other countries may affect our taxation of earnings recognized in foreign jurisdictions and/or negatively impact our effective tax rate; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our revenues and earnings; our existing and future variable rate indebtedness and associated interest expense is impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of third-party information, such as HIPAA and the California Consumer Privacy Act in the U.S. and the General Data Protection Regulation requirements in Europe, including but not limited to those resulting from data security breaches; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to the ongoing COVID-19 pandemic, integration of acquisitions, man-made or natural disasters, cybersecurity incidents or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; market consolidation of large customers globally through mergers or acquisitions resulting in a larger proportion or concentration of our business being derived from fewer customers; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry specifically and the medical device or pharmaceutical industries generally, including but not limited to the EU Medical Devices Regulation (MDR), the EU in vitro Diagnostic Medical Devices Regulation (IVDR), and the medical device excise tax under the U.S. Affordable Care Act; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs and expenses related to product recalls and warning letters; failure to receive, or delays in receiving, regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, other intangible assets and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; impact and costs incurred from changes in accounting standards and policies; environmental risks, including increasing environmental legislation and the broader impacts of climate change; and other events described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, as such Risk Factors may be updated in quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Risk Management
925-460-3663
ir@cooperco.com

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	April 30, 2020	October 31, 2019
ASSETS
ASSETS
Current assets:
Cash and cash equivalents	79.8	89.0
Trade receivables, net	368.8	435.3
Inventories	568.2	506.9
Other current assets	149.4	132.2
Total current assets	1,166.2	1,163.4
Property, plant and equipment, net	1,196.1	1,132.1
Operating lease right-of-use assets	255.5	0.0
Goodwill	2,400.0	2,428.9
Other intangibles, net	1,337.7	1,405.3
Deferred tax assets	77.0	78.0
Other assets	77.5	66.8
Total assets	$6,510.0	$6,274.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$554.5	$563.7
Other current liabilities	470.8	546.9
Total current liabilities	1,025.3	1,110.6
Long-term debt	1,344.8	1,262.6
Deferred tax liabilities	26.8	28.0
Long-term tax payable	158.9	124.8
Operating lease liabilities	232.7	0.0
Accrued pension liability and other	94.0	119.9
Total liabilities	2,882.5	2,645.9
Stockholders’ equity	3,627.5	3,628.6
Total liabilities and stockholders' equity	$6,510.0	$6,274.5

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
Net sales	$524.9	$654.3	$1,171.1	$1,282.4
Cost of sales	201.4	221.7	421.1	431.3
Gross profit	323.5	432.6	750.0	851.1
Selling, general and administrative expense	237.2	246.8	495.5	496.8
Research and development expense	23.8	21.0	46.0	42.0
Amortization of intangibles	33.9	36.9	68.8	73.5
Gain on sale of an intangible	—	(19.0)	—	(19.0)
Operating income	28.6	146.9	139.7	257.8
Interest expense	12.8	18.5	24.4	36.6
Other expense, net	6.8	0.3	8.9	(0.7)
Income before income taxes	9.0	128.1	106.4	221.9
(Benefit) provision for income taxes	(2.5)	5.7	4.4	(3.6)
Net income attributable to Cooper stockholders	$11.5	$122.4	$102.0	$225.5

Earnings per share - diluted	$0.23	$2.45	$2.05	$4.52

Number of shares used to compute diluted earnings per share	49.6	50.0	49.7	49.9